                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                AIRSENSORS, INC.

                                ARTICLE 1.  NAME

     The name of this corporation is AirSensors, Inc.

                    ARTICLE 2.  REGISTERED OFFICE AND AGENT

     The address of the initial registered office of this corporation is 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                              ARTICLE 3.  PURPOSES

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                               ARTICLE 4.  SHARES

4.1  Authorized Capital.  The total authorized shares of this corporation shall
     ------------------
consist of 50,000,000 shares of common stock having a par value of .$001 per share and 500,000 shares of preferred stock having a par value of $.001 per share.

4.2  Issuance of Common Stock in Series.  The common stock may be issued from
     ----------------------------------
time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

4.3  Issuance of Preferred Stock in Series.  The preferred stock may be issued
     -------------------------------------
from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

4.4  Authority of the Board of Directors.  Authority is hereby expressly granted
     -----------------------------------
to the Board of Directors of this corporation, subject to the provision of this
Article 4 and to the limitations prescribed by law, to authorize the issue of the common stock in one or more series, and one or more series of the preferred stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting power, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of common stock or preferred stock shall include, but not be limited to, the determination or fixing of the following:

(a)  The designation of such series.
(b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative.
(c) Whether the shares of such series shall be subject to redemption by this corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.
(d) The terms and amounts of any sinking fund provided for the purposes or redemption of the shares of such series.
(e) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
(f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions.
(g) The restrictions, if any, on the issue or reissue of any additional common stock or preferred stock.
(h) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, this corporation.

4.5  Dividends.  Subject to any preferential rights granted for any series of
     ---------
preferred stock, the holders of shares of the common stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors. The holders of shares of the preferred stock or common stock shall be entitled to receive dividends to the extent provided by the Board of Directors in designating the particular series of preferred stock or the common stock. The holders of shares of the commons tock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.6  Voting.  The holders of shares of the common stock, on the basis of one
     ------
vote per share, shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation's stockholders vote by class of

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

series. To the extent provided by resolution or resolutions of the Board of Directors providing for the issue of the common stock, or a series of preferred stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation's stockholders vote by class or series.

4.7  Repurchase of Shares.  This corporation may from time to time issue and
     --------------------
dispose of any of the authorized and unissued shares of common stock or preferred stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property or services. Any and all such shares of the common stock or preferred stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

                            ARTICLE 5.  INCORPORATOR

     The name and mailing address of the incorporator are:

          Julie E. Benezet
          The Bank of California Center
          Seattle, Washington 98164

                              ARTICLE 6.  BY-LAWS

     The Board of Directors shall have the power to adopt, amend or repeal the By-laws for this corporation, at a duly called meeting or by written consent in accordance with the General Corporation Law of Delaware, subject to the power of the stockholders to amend or repeal such By-laws by the affirmative vote of the holders of not less than a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of common stock or preferred stock, not less than a majority of the outstanding shares of each such series, entitled to vote thereon. The stockholders shall also have the power to adopt, amend or repeal the By-laws for this corporation.

              ARTICLE 7.  PROVISIONS FOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
(S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of (S) 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding n all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                         ARTICLE 8.  PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                         ARTICLE 9.  CUMULATIVE VOTING

     The right to cumulative votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

            ARTICLE 10.  AMENDMENTS TO CERTIFICATE OF INCORPORATION

     This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issue of a series of common stock or preferred stock, a majority of the outstanding shares of each series, entitled to vote thereon, any of the provisions contained in this Certificate of Incorporation; provided that Articles 1 ("Name")., 2 ("Registered Office and Agent") and 3 ("Purposes") may be amended by the affirmative vote of the holders of a majority of the outstanding shares, and to the extent, if any, provided by resolution or resolutions of the Board of Director providing for the issuance of a series of common stock or preferred stock, a majority of the outstanding shares of each series, entitled to vote thereon. The rights of the stockholders of this corporation are granted subject to this reservation, provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered as a separate class for the purposes of this Article 10. Irrespective of the provisions of this Article 10, the number of authorized shares of any such class or classes of stock may be increased by the affirmative vote of the holders of a majority of the stock

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

of the corporation entitled to vote thereon or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote thereon, if so provided in any amendment which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.

     I, Julie E. Benezet, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 17th day of October, 1985.

                                /s/ Julie E. Benezet
                                --------------------------------
                                Julie E. Benezet, Incorporator

                           CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION
                                      OF
                               AIRSENSORS, INC.

     Pursuant to the provisions of Sections 103 and 242 of the Delaware Corporation Law, the undersigned certify as follows:

1. The Certificate of Incorporation of AirSensors, Inc. is amended by adding a new Article 11 as folllows:

       ARTICLE 11 - LIMITATION OF DIRECTORS' LIABILITY

         A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or Title 8 of the Delaware General Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

2. The foregoing amendment was adopted by the directors of the corporation and by both more than a majority of the outstanding stock entitled to vote thereon and more than a majority of each class entitled to vote thereon as a class on April 18, 1990, in accordance with the provisions of Section 222 and 242 of the Delaware Corporation Law.

     I, Rawley F. Taplett, certify that I am Chairman of the Board of AirSensors, Inc. and am authorized to execute this Certificate of Amendment on behalf of the corporation.

     Dated: June 13, 1990.
            --------------
                                   /s/ R.F. Taplett
                                   ---------------------
                                   Chairman of the Board


Attest:
/s/ Dale L. Rasmussen
---------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                AIRSENSORS, INC.


     Pursuant to the provisions of Sections 103 and 242 of the Delaware Corporation Law, the undersigned certify as follows:

     1. The Article IV, Section 4.1 of the Certificate of Incorporation of AirSensors, Inc. is amended in its entirety to provide as follows:

     4.1  Authorized Capital.  The total authorized shares of this
          ------------------
corporation shall consist of 25,000,000 shares of common stock having a par value of $.001 per share and 500,000 shares of preferred stock having a par value of $.001 per share.

     2. The foregoing amendment was adopted by the directors of the corporation and by both more than a majority of the outstanding stock entitled to vote thereon and more than a majority of each class entitled to vote thereon as a class on February 2, 1993 in accordance with the provisions of Sections 222 and 242 of the Delaware Corporation Law.

     I, Rawley F. Taplett, certify that I am the Chairman of the Board of Directors of AirSensors, Inc. and am authorized to execute this Certificate of Amendment on behalf of the corporation.

     Dated February 9, 1993


                              /s/ Rawley F. Taplette
                              --------------------------------------------------
                              Chairman of the Board

ATTEST:


/s/ Dale Rasmussen
------------------
Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                AIRSENSORS, INC.

                                      AND

                            IMPCO TECHNOLOGIES, INC.

                                      WITH

                                AIRSENSORS, INC.

                                       AS

                             SURVIVING CORPORATION

     Pursuant to Title 8, Chapter 1, Delaware General Corporation Law (S)253 ("DGCL"), the undersigned, being respectively the President and Secretary of AirSensors, Inc., hereby adopt the following Certificate of Ownership and Merger for the purpose of merging IMPCO Technologies, Inc. into AirSensors, Inc. ("Surviving Corporation") and changing the name of the Surviving Corporation to IMPCO Technologies, Inc.

(1) The names of the corporations being merged are AirSensors, Inc. and IMPCO Technologies, Inc. Both corporations are organized under the laws of the State of Delaware.
(2) AirSensors, Inc. owns more than 90% of the outstanding shares of each class of the stock of IMPCO Technologies, Inc.
(3) The name of the Surviving Corporation is AirSensors, Inc. and it is to be governed by the laws of the State of Delaware. The name of the Surviving corporation shall be changed to IMPCO Technologies, Inc. upon the effectiveness of the merger, pursuant to the Resolution of the board of Directors of AirSensors, Inc. approving the merger and attached as Exhibit A.
(4) The Resolution and Plan of Merger (the "Plan") between AirSensors, Inc. and IMPCO Technologies, Inc. has been approved, adopted, certified, executed and acknowledged in accordance with Chapter 1, DGCL. The Plan was unanimously approved by the holder of all of the outstanding stock of IMPCO Technologies, Inc. by written consent of the stockholder of IMPCO Technologies, Inc. on July 10, 1997.
(5) The Certificate of Incorporation of AirSensors, Inc. shall be the Certificate of Incorporation of the Surviving Corporation, except that
     Article I shall be amended in its entirety as follows:

                                ARTICLE 1.  NAME


            The name of this corporation is IMPCO Technologies, Inc.

(6) The Plan is on file at the principal place of business of the Surviving Corporation at 16804 Gridley Place, Cerritos, California 90703. A copy of the Plan will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
(7) Attached as Exhibit A and incorporated herein by reference is a copy of the Resolution of the Board of Directors of AirSensors, Inc. to merge IMPCO Technologies, Inc. into AirSensors, Inc. This Resolution was adopted by the Board of Directors on July 10, 1997.
(8) The person to contact regarding this filing is William G. Pusch, whose telephone number is 206-628-7744.
     IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been signed on September 8, 1997.

                         AIRSENSORS, INC.

                         By  /s/ Robert M. Stemmler
                            -------------------------------------
                               Robert M. Stemmler, President

                         By  /s/ Dale L. Rasmussen
                            -------------------------------------
                               Dale L. Rasmussen, Secretary

     We, Robert M. Stemmler and Dale L. Rasmussen, declare under the penalties of perjury that we are the President and Secretary, respectively, of AirSensors, Inc., a Delaware corporation, that we have examined this Certificate of Ownership and Merger and that to the best of our knowledge and belief, it is true, correct and complete.

     DATED:  September 8, 1997, 2001


                         /s/ Robert M. Stemmler
                         -----------------------------------------
                         Robert M. Stemmler

                         /s/ Dale L. Rasmussen
                         -----------------------------------------
                         Dale L. Rasmussen

                                   EXHIBIT A

                         RESOLUTION AND PLAN OF MERGER

     WHEREAS, IMPCO Technologies, Inc. has operated as a wholly owned subsidiary of AirSensors, Inc. since it was acquired by AirSensors, Inc. in 1989; and

     WHEREAS, there is no longer any reason to continue the business activities of IMPCO Technologies, Inc. as a wholly owned subsidiary of AirSensors, Inc. and certain administrative expenses can be eliminated by merging IMPCO Technologies, Inc. with and into AirSensors, Inc. as permitted by Section 253(a) of the Delaware General Corporation Law ("DGCL"); and

     WHEREAS, it is desirable that AirSensors, Inc., as the surviving corporation, change its name from AirSensors, Inc. to IMPCO Technologies, Inc. upon the effective date of the merger as permitted by Section 253(b) of the DGCL; it is therefore:

     RESOLVED, that IMPCO Technologies, Inc. be merged with and into AirSensors, Inc. pursuant to the DGCL as hereinafter provided, so that the separate existence of IMPCO Technologies, Inc. shall cease as soon as the merger shall become effective, and thereupon, AirSensors, Inc. shall continue as the surviving corporation to exist under, and be governed by, the laws of the State of Delaware; and

     FURTHER RESOLVED, that AirSensors, Inc., as the surviving corporation, change its corporate name to IMPCO Technologies, Inc. upon the effective date of the merger; and

     FURTHER RESOLVED, that the merger and name change referred to in the foregoing resolutions be effective upon the date of filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware; and

     FURTHER RESOLVED, that the terms and conditions of the proposed merger (hereinafter, the "plan of merger") are as follows:

     (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers and franchises of IMPCO Technologies, Inc. shall become vested in and be held by AirSensors, Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by IMPCO Technologies, Inc., and AirSensors, Inc. shall assume all of the obligations of IMPCO Technologies, Inc., all in accordance with Section 259 of the DGCL.

     (b) All of the outstanding shares of stock of IMPCO Technologies, Inc. are now owned by AirSensors, Inc., and upon the effective time of the merger they shall be surrendered and extinguished.

     (c) The Certificate of Incorporation and Bylaws of AirSensors, Inc., both as amended, as in effect immediately prior to the effective time of the merger shall be the

Certificate of Incorporation and Bylaws of AirSensors, Inc., except that Article 1 of the Certificate of Incorporation shall be amended as follows:

                                ARTICLE 1.  NAME

            The name of this corporation is IMPCO Technologies, Inc.

     FURTHER RESOLVED, that the President and the Secretary of AirSensors, Inc. be, and each is hereby authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of this Resolution and Plan of Merger and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the State of Delaware and in any other appropriate jurisdiction, necessary or proper to effect this Resolution and Plan of Merger.

                           IMPCO TECHNOLOGIES, INC.
                           ------------------------

                            CERTIFICATE OF AMENDMENT
                                      TO
                       THE CERTIFICATE OF INCORPORATION

     IMPCO Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation duly held on August 17, 2000, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, subject to approval by the stockholders of this corporation, amended to restate Article IV, Section 4.1 in its entirety to read in full as follows:

               "4.1 Authorized Capital.  The total authorized shares of
                    ------------------
          this corporation shall consist of 100,000,000 shares of common stock having a par value of $.001 per share and 500,000 shares of preferred stock having a par value of $.001 per share."

     SECOND: That thereafter, pursuant to said resolution of the Board of Directors, at the annual meeting of stockholders of the Corporation duly called and held on October 19, 2000, upon notice in accordance with Section 222 of the Delaware Corporation Law, the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, IMPCO Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and its Secretary this 8th day of December, 2000.


By: /s/ Robert M. Stammler                   By: /s/ Dale L. Rasmussen
   _________________________                     ________________________
   Name: Robert M. Stammler                      Name: Dale L. Rasmussen
   Title: President                              Title: Secretary